EXHIBIT 5.1


                                                              MICHAEL A. MCGRAIL
                                                                  Senior Counsel

                                                                             PPL
                                                          Two North Ninth Street
                                                        Allentown, PA 18101-1179
                                             Tel. 610.774.5644  Fax 610.774.6726
                                                            mamcgrail@pplweb.com


January 26, 2001



PPL Corporation
Two North Ninth Street
Allentown, Pennsylvania  18101
Ladies and Gentlemen:

          I am Senior Counsel of PPL Services Corporation, the principal subsidiary of PPL Corporation, a corporation organized under the laws of the Commonwealth of Pennsylvania ("the Guarantor"). I have acted as counsel to the Guarantor in connection with:

     (a) the proposed issuance and sale from time to time of up to $800,000,000 in aggregate principal amount of securities (the "Securities") including
     (i) shares of the Guarantor's Common Stock, par value $.01 per share ("Common Stock"); (ii) shares of the Guarantor's Preferred Stock, par value $.01 per share ("Preferred Stock"); (iii) contracts to purchase shares of Common Stock ("Stock Purchase Contracts"); and (iv) Stock Purchase Units, each representing either (A) a Stock Purchase Contract, or (B) a Stock Purchase Contract and debt or preferred securities pledged to secure holders' obligations to purchase Common Stock under the Stock Purchase Contracts ("Stock Purchase Units"); and

     (b) guarantees (the "Securities Guarantees") by the Guarantor as to (i) payment of principal, interest and premium, if any, on unsecured and unsubordinated debt securities ("Debt Securities") of PPL Capital Funding, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware (the "Guarantees") and unsecured subordinated debt securities ("Subordinated Debt Securities") of the Company (the "Subordinated Guarantees") and (ii) the obligations of PPL Capital Funding Trust I, a


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     statutory business trust formed under the laws of the State of Delaware
     (the "Trust") under the preferred trust securities ("Preferred Trust Securities") of the Trust (the "Preferred Securities Guarantees");

such Debt Securities and such Guarantees to be issued under an Indenture, as amended and supplemented by one or more supplements (the "Indenture"), of the Company and the Guarantor to The Chase Manhattan Bank, as trustee (the "Trustee"); such Subordinated Debt Securities and such Subordinated Guarantees to be issued under a Subordinated Indenture (the "Subordinated Indenture"), of the Company and the Guarantor to The Chase Manhattan Bank, as trustee (the "Subordinated Indenture Trustee"); such Stock Purchase Contracts and Stock Purchase Units to be issued under a Purchase Contract Agreement (the "Purchase Contract Agreement"), of the Guarantor to The Chase Manhattan Bank, as Purchase Contract Agent and trustee (the "Purchase Contract Agent"); such Preferred Trust Securities to be issued under an Amended and Restated Trust Agreement of the Trust and The Chase Manhattan Bank, as Property Trustee (the "Trust Agreement"); and such Preferred Securities Guarantees to be issued under a Trust Securities Guarantee Agreement of the Guarantor to The Chase Manhattan Bank (the "Trust Securities Guarantee Agreement"), all as contemplated by the Registration Statement on Form S-3 (the "Registration Statement") proposed to be filed by the Company, the Guarantor and the Trust with the Securities and Exchange Commission on or about the date hereof for the registration of the Securities and the Securities Guarantees under the Securities Act of 1933, as amended (the "Act"), and for the qualification under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Indenture, the Subordinated Indenture, the Trust Agreement, the Trust Securities Guarantee Agreement and, to the extent necessary, the Purchase Contract Agreement.

     I have examined such corporate records, certificates and other documents and have reviewed such questions of law as I have considered necessary or appropriate for purposes of the opinions expressed below. Based on such examination and review, I advise you as follows:

     I am of the opinion that the Guarantor is a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania.

     I am also of the opinion that the Common Stock will be validly issued, fully paid and non-assessable when:

          (a) the Registration Statement, as it may be amended, shall have become effective under the Act;


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PPL Corporation                                                January 26, 2001
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          (b)  the Finance Committee of the Guarantor's Board of Directors, or a
     duly authorized committee thereof (the "Guarantor Finance Committee"), shall have taken such action as may be necessary to authorize the Guarantor's issuance and sale of the Common Stock on the terms set forth in or contemplated by the Registration Statement, as it may be amended, and any prospectus supplement relating to Common Stock; and

          (c) the Common Stock shall have been issued and delivered for the consideration contemplated by, and otherwise in conformity with, the acts and proceedings referred to above.

          I am also of the opinion that the Preferred Stock will be validly issued, fully paid and non-assessable when:

          (a) The Registration Statement, as it may be amended, shall have become effective under the Act;

          (b) The Guarantor Finance Committee shall have taken such action as may be necessary to establish the relative rights and preferences of the Preferred Stock, as set forth in or contemplated by the Registration Statement, the exhibits thereto and any prospectus supplement relating to the Preferred Stock, and shall have taken any other action necessary to the consummation of the issuance and sale of the Preferred Stock;

          (c) a statement with respect to the shares establishing the Preferred Stock shall have been filed with the Department of State of the Commonwealth of Pennsylvania in the form and manner required by law; and

          (d) the Preferred Stock shall have been issued and delivered for the consideration contemplated by, and otherwise in conformity with, the acts, proceedings and documents referred to above.

          I am also of the opinion that all requisite action necessary to make any Stock Purchase Contracts and Stock Purchase Units valid, legal and binding obligations of the Guarantor will have been taken when:

          (a) the Registration Statement, as it may be amended, shall have become effective under the Act and the Purchase Contract Agreement shall have become qualified under the Trust Indenture Act, to the extent required;

          (b) the Guarantor Finance Committee shall have taken such action as may be necessary to authorize the Guarantor's issuance and sale thereof on the terms set forth in or contemplated by the Registration Statement, as it


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Page 4


     may be amended, and any prospectus supplement relating to the Stock Purchase Contracts and Stock Purchase Units;

          (c) the Purchase Contract Agreement shall have been duly executed and delivered by the Company and the Purchase Contract Agent in accordance with the foregoing corporate authorizations; and

          (d) such Stock Purchase Contracts or Stock Purchase Units, as the case may be shall have been issued, sold and delivered in accordance with the terms and provisions thereof and for the consideration contemplated by, and otherwise in conformity with, the acts, documents and proceedings referred to above.

          I am further of the opinion that the Securities Guarantees will be legal, valid and binding obligations of the Guarantor, each enforceable in accordance with its terms, subject, as to enforcement, to laws relating to or affecting generally the enforcement of creditors' rights, including, without limitation, bankruptcy and insolvency laws, and to general principles of equity, when:

          (a) the Registration Statement, as it may be amended, shall have become effective under the Act, and the Indenture, the Subordinated Indenture and the Trust Securities Guarantee Agreement shall have become qualified under the Trust Indenture Act;

          (b) the Guarantor Finance Committee shall have taken such action as may be necessary to authorize the Guarantor's issuance of the Securities Guarantees on the terms set forth in or contemplated by the Registration Statement, as it may be amended, and any prospectus supplement relating to the Indenture, the Subordinated Indenture and the Trust Securities Guarantee;

          (c) the Subordinated Indenture and the Purchase Contract Agreement shall have been duly executed and delivered by the Guarantor and the trustees thereunder in accordance with the foregoing authorizations;

          (d) the Guarantor shall have duly executed and delivered the Securities Guarantees in accordance with the applicable provisions of the Indenture, the Subordinated Indenture and the Trust Securities Guarantee and all necessary corporate authorization;

          (e) the Trustee shall have duly authenticated the Debt Securities and the Guarantees endorsed thereon, in accordance with the applicable provisions of the Indenture; the Subordinated Indenture Trustee shall have duly authenticated the Subordinated Debt Securities and the Subordinated Guarantees endorsed thereon, in accordance with the applicable provisions of the Subordinated


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Indenture and the Trust shall have duly issued the Preferred Trust Securities in accordance with the Trust Agreement; and

          (f) the Securities Guarantees shall have been issued and delivered all as contemplated by, and in conformity with, the acts, proceedings and documents referred to above.

          I have also reviewed those statements of law and legal conclusions stated to be made upon my authority in the Registration Statement and the documents incorporated by reference therein, and, in my opinion, such statements are correct.

          The foregoing opinions do not pass upon the validity of the Securities or the matter of compliance with "blue sky" laws or similar laws relating to the sale or distribution of the Securities by any underwriters or agents.

          I hereby authorize and consent to the use of this opinion as Exhibit
5.1 to the Registration Statement, and authorize and consent to the references to me under the captions "Experts" and "Validity of the Securities and the Securities Guarantees" in the Registration Statement and in the prospectus constituting a part thereof.

          I am a member of the Pennsylvania Bar and do not hold myself out as an expert on the laws of any other state. As to all matters governed by the laws of the State of New York, I have relied upon the opinion of even date herewith of Thelen Reid & Priest LLP, counsel for the Company, the Guarantor and the Trust, which is being filed as Exhibit 5.2 to the Registration Statement.

          In rendering their opinions, Simpson Thacher & Bartlett and Thelen Reid & Priest LLP may rely upon this opinion as to matters of Pennsylvania law addressed herein as if this opinion were addressed directly to them. Except as aforesaid, without my prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                             Very truly yours,

                                             /s/ Michael A. McGrail

                                             Michael A. McGrail